Advisory Agreement dated March 31, 2016
between the Natixis Funds Trust I on behalf of Mirova Global Sustainable Equity Fund and
Natixis Asset Management U.S., LLC is
incorporated by reference to Exhibit (d)(1)(ix) to PEA No. 120 to the Registration Statement filed March 30, 2016.

Exhibit 77Q(1)(e)